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                                                                  Exhibit (j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 23, 2009, November 9, 2009 and December 17, 2009, relating to the financial statements and financial highlights which appear in the July 31, 2009, the September 30, 2009 and the October 31, 2009 Annual Reports to Shareholders of the Janus Investment Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
February 11, 2010